Exhibit 99.1

CHRYSLER GROUP LLC ACHIEVED NET INCOME OF $116 MILLION IN FIRST QUARTER 2011;

FIRST QUARTERLY NET INCOME SINCE COMPANY BEGAN OPERATIONS IN JUNE 2009*

•	Net Income totaled $116 million in Q1 2011 compared to a net loss of $197 million in Q1 2010

•	Modified Operating Profit(a) totaled $477 million in Q1 2011 (3.6 percent of Net Revenues), up from $143 million in Q1 2010

•	Modified EBITDA(b) totaled $1,171 million in Q1 2011 (8.9 percent of Net Revenues) compared to $787 million in Q1 2010

•	Net Revenues in Q1 2011 were $13.1 billion, up 35 percent from $9.7 billion in Q1 2010

•	Cash(c) at March 31, 2011, was $9.9 billion, up $2.5 billion from December 31, 2010

•	Free Cash Flow(d) for Q1 2011 was $2.5 billion (Q1 2010 was $1.6 billion)

•	Worldwide vehicle sales in Q1 2011 increased 18 percent or 60,000 vehicles from Q1 2010

•	U.S. market share in Q1 2011 increased to 9.2 percent versus 9.1 percent in Q1 2010; Canadian market share increased one full percentage point from Q1 2010 to 14.7 percent in Q1 2011

AUBURN HILLS, Mich., May 2, 2011 – Chrysler Group LLC today announced its preliminary financial results for the first quarter (Q1) 2011, reporting that it achieved its first quarterly net income since the Company began operations in June 2009.

In Q1 2011, Net Revenues increased 35 percent to $13,124 million compared to Q1 2010. The increase was primarily due to increased volumes and positive pricing and mix resulting from the successful reception of the 16 all-new or significantly refreshed products in the marketplace.

The Company posted a Modified Operating Profit of $477 million in Q1 2011 (3.6 percent of Net Revenues) compared to $143 million (1.5 percent of Net Revenues) in Q1 2010. The Q1 2011 improved operating performance was primarily attributable to increased volumes and positive pricing and mix, partially offset by increased advertising investments and industrial costs associated with the volume ramp up of newly launched models.

“Chrysler Group’s improved sales and financial performance in the first quarter show that our rejuvenated product lineup is gaining momentum in the marketplace and resonating with customers,” said Sergio Marchionne, Chief Executive Officer, Chrysler Group LLC. “These results are a testament to the hard work and dedication of our employees, suppliers and dealers, all of whom are helping Chrysler create a new corporate culture built on the quality of our products and processes, and simple, sound management principles.

“We remain focused on delivering great products to our customers and continuing to achieve the sales and financial targets outlined in our 2010-2014 business plan,” added Marchionne.

CHRYSLER GROUP LLC ($Mils)	Q1 2011	B/(W) Q1 2010
Net Revenues	13,124	3,437
Modified EBITDA \1	1,171	384
Modified Operating Profit \1	477	334
Net Income	116	313
Cash \2	9,877	2,510

\1	A reconciliation of Net Income (Loss) to Modified Operating Profit and Modified EBITDA is detailed in Table 1 of the attachment to the press release
\2	Cash includes Cash, Cash Equivalents and Marketable Securities

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Modified Earnings Before Interest, Taxes, Depreciation and Amortization (Modified EBITDA) was $1,171 million, or 8.9 percent of Net Revenues, reflecting a $384 million improvement from Q1 2010.

Interest Expense in Q1 2011 was $348 million, including non-cash interest accretion of $58 million. Interest Expense in Q1 2010 was $311 million, including non-cash interest accretion of $56 million.

Net Income in Q1 2011 was $116 million compared to a net loss of $197 million in Q1 2010.

Cash at March 31, 2011, was $9.9 billion compared to $7.3 billion at December 31, 2010, and $7.4 billion at March 31, 2010. An additional $2.3 billion remains available to be drawn under Chrysler Group’s U.S. Treasury and Canadian governments’ loan agreements, bringing total available liquidity to $12.1 billion at March 31, 2011.

Free Cash Flow for the first quarter totaled $2.5 billion reflecting primarily the improved cash from operations as a result of increased shipments, partially offset by capital expenditures.

Gross Industrial Debt(e) at March 31, 2011, totaled $13.3 billion, slightly higher than the $13.1 billion at December 31, 2010. Net Industrial Debt(e) decreased to $3.4 billion at the end of Q1 2011, a $2.4 billion improvement from December 31, 2010, primarily due to the increase in cash.

Worldwide vehicle sales of 394,000 in Q1 2011 represented an increase of 18 percent (60,000 vehicles) compared to 334,000 vehicles in Q1 2010. The improvement reflected greater availability at dealerships of the 16 all-new or significantly refreshed products launched in 2010 and was boosted by successful launch campaigns, along with an improving U.S. automotive industry. This contributed to an increase in Chrysler Group’s U.S. market share to 9.2 percent in Q1 2011, compared to 9.1 percent in the same period of 2010. Canadian market share increased to 14.7 percent for Q1 2011 compared to 13.7 percent for Q1 2010.

Worldwide vehicle shipments in Q1 2011 were 485,000, an increase of 28 percent versus the 380,000 vehicles shipped in Q1 2010. U.S. vehicle shipments in Q1 2011 totaled 358,000 compared to 268,000 vehicles in Q1 2010.

U.S. dealer inventory increased to 302,000 vehicles at March 31, 2011, primarily to fulfill dealer orders and consumer demand for the new and significantly refreshed 2011 model year products that began production in late Q4 2010. Days supply is at 67 days.

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Significant Events: First Quarter and Subsequent to March 31, 2011

Corporate Matters

On February 25, Chrysler Group filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (SEC), in order to be able to file periodic and other reports with the SEC as contemplated by the terms of the Amended and Restated Limited Liability Company Operating Agreement (“LLC Operating Agreement”). The Form 10 became effective on April 26, 2011, and Chrysler Group will now file periodic reports with the SEC beginning with its quarterly report for Q1 2011.

On April 12, Chrysler Group announced that Fiat’s ownership interest in the Company increased from 25 percent to 30 percent upon the Company’s achievement of the second of three performance-related milestones outlined in an amendment to its June 10, 2009 LLC Operating Agreement. The second milestone required Chrysler Group to achieve cumulative revenues of more than $1.5 billion attributable to Company sales made outside of Canada, Mexico and the United States after June 10, 2009, and to enter into agreements related to the distribution of Chrysler Group vehicles in Europe and Brazil and the pooling of Chrysler Group and Fiat vehicle fleets in the European Union for CO2 emissions ratings. It also provided for compensation to the Company for the use of its technology by Fiat or its affiliates outside of North America.

On April 21, Fiat announced its commitment to exercise its call option to increase its ownership interest in Chrysler Group by 16 percent in the event that Chrysler Group refinances and concurrently fully repays its loans from the United States and Canadian governments during the second quarter of 2011. Fiat’s ownership interest will increase to 51 percent upon the Company’s achievement of the final performance-related milestone which is expected in the fourth quarter 2011.

Product News

The January North American International Auto Show in Detroit brought the world premiere of the all-new 2011 Chrysler 300 sedan and introduction of the new, redesigned 2011 Jeep® Compass. The Company followed with the worldwide debut of the new 2011 Chrysler 200 Convertible in Chicago in February, and the Jeep brand celebrated its 70th anniversary at the Geneva Motor Show with the introduction of a line of special 70th Anniversary Edition models. The brand also showcased a new diesel powertrain for the all-new Jeep Grand Cherokee, as well as a new Jeep Compass with diesel and gas engine options, both for international markets. At the New York Auto Show, Chrysler Group introduced the all-new 2012 Jeep Grand Cherokee SRT8®, the all-new 2012 Chrysler 300 SRT8 and the new 2012 Fiat 500 Cabrio.

In February, the Chrysler brand chose one of the world’s most watched televised sporting events, Super Bowl XLV, to launch a new brand positioning advertising campaign with an unprecedented two-minute commercial featuring internationally known Detroit musician, Eminem. The spot, showcasing the new Chrysler 200 and tagline, “Imported from Detroit,” garnered worldwide media coverage, more than 10 million views on YouTube and was voted the “Best Super Bowl Ad” by YouTube’s Ad Blitz. Both Edmunds.com and Kelly Blue Book reported significant increased consideration for Chrysler Group products and online traffic for the Chrysler 200 following the Super Bowl. The commercial heightened consumer awareness of the Chrysler 200, contributing to sales increasing 191 percent in March 2011 versus February 2011.

The all-new Jeep Grand Cherokee, which has captured 29 awards since its 2010 introduction, continued to garner significant international accolades. New honors included Car and Driver’s “2011 Editors’ Choice Awards/Mid-size SUVs”; “4x4 of the Year” from 4x4 Australia Magazine; “Best Imported 4x4 (between 40,000 and 60,000 Euros)” by Auto Bild Allrad; Kelley Blue Book “2011 Top 10 Family Cars”; MotorWeek’s “Drivers’ Choice Award”; and various “Best SUV” picks from automotive journalist groups including the Northwest Automotive Press Association and Rocky Mountain Press Association. Jeep Grand Cherokee sales were up 64 percent in Q1 2011 compared to Q1 2010.

Kelley Blue Book also selected the all-new 2011 Chrysler 300 as one of the “2011 Top 10 Family Cars” and TrueCar.com named the vehicle “One of the Ten Winning Cars for 2011.” Additional awards in Q1 2011 included the 2011 Dodge Durango picking up the “Drivers’ Choice Award” from MotorWeek magazine; the Ram 1500 receiving both Car and Driver’s “2011 Editors’ Choice Awards/Pickups” and Consumer Guide’s “Best Buy” in the large pick-up truck category; and The Car Book picking the 2011 Chrysler Town & Country as a “2011 Best Bets.”

The first Fiat 500 Prima Edizione special-edition models were delivered to customers throughout the United States and Canada in the first quarter. The limited-edition 2012 Fiat 500 models were offered to Fiat enthusiasts, as a reward for their years of steadfast loyalty, and represent the first Fiat vehicles to be sold in the U.S. since 1983.

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2011 Guidance

The targets for 2011 are confirmed as follows:

•	Net Revenues of >$55 billion

•	Modified Operating Profit of >$2.0 billion

•	Modified EBITDA of >$4.8 billion

•	Net Income of $0.2 - $0.5 billion

•	Free Cash Flow of >$1.0 billion

The Company will hold an analyst webcast and conference call May 2, 2011, at 10 a.m. EDT, to present its preliminary Q1 2011 financial results. The call can be followed live and a recording will be available on the Chrysler Group website: www.chryslergroupllc.com. The preliminary Q1 2011 financial results press release and webcast presentation will be available the morning of the webcast at www.chryslergroupllc.com and www.media.chrysler.com.

* - The above results are presented on a preliminary basis. Final results will be included in Chrysler Group’s Quarterly Report on Form 10-Q to be filed for the period ended March 31, 2011.

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Non-U.S. GAAP Financial Information and Other Items

(a)

Modified Operating Profit (Loss) is computed starting with net income (loss) and then adjusting the amount to (i) add back the provision for income taxes, (ii) add back net interest expense (excluding interest expense related to Gold Key Lease financing activities), (iii) add back all pension, other postretirement benefit obligations (OPEB) and other employee benefit costs other than service costs, (iv) add back restructuring expense and exclude restructuring income, (v) add back other financial expense, (vi) add back losses and exclude gains due to cumulative change in accounting principles, and (vii) add back certain other costs, charges and expenses. The reconciliation of Net Income (Loss) to Modified Operating Profit and Modified EBITDA (as defined below) for the three months ended March 31, 2011, and 2010, is detailed in Table 1 of the attachment to the press release.

(b)

Modified EBITDA is computed starting with net income (loss) adjusted to Modified Operating Profit (Loss) as described above, and then adding back depreciation and amortization expense (excluding depreciation and amortization expense for vehicles held for lease). The reconciliation of Net Income (Loss) to Modified Operating Profit and Modified EBITDA for the three months ended March 31, 2011, and 2010, is detailed in Table 1 of the attachment to the press release.

(c)	Cash is defined as Cash, Cash Equivalents and Marketable Securities.

(d)

Free Cash Flow is defined as cash flows from operating and investing activities, excluding any debt related investing activities, reduced for financing activities related to Gold Key Lease financing. A reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the three months ended March 31, 2011, and 2010, is detailed in Table 2 of the attachment to the press release.

(e)	A reconciliation of Financial Liabilities to Gross Industrial Debt and Net Industrial Debt at March 31, 2011, and December 31, 2010, is detailed in Table 3 of the attachment to the press release.

# # #

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Attachment

These financial results are presented on a preliminary basis and will be superseded by the financial results included in Chrysler Group’s Quarterly Report on Form 10-Q to be filed for the period ended March 31, 2011.

Table 1: Reconciliation of Net Income (Loss) to Modified Operating Profit and Modified EBITDA

CHRYSLER GROUP LLC ($Mils)	Q1 2011	Q1 2010
Net Income (Loss)	116	(197)
Add (Deduct):
Income Tax Expense	44	35
Net Interest Expense	337	295
Restructuring Expenses, Net & Other	17	24
Other Employee Benefit Gains \1	(37)	(14)

Modified Operating Profit	477	143
Add:
Depreciation and Amortization Expense \2	694	644

Modified EBITDA	1,171	787

\1	Represents interest cost and expected return on plan assets
\2	Excludes depreciation and amortization expense for vehicles held for lease

Table 2: Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

CHRYSLER GROUP LLC ($Mils)	Q1 2011	Q1 2010
Net Cash Provided By Operating Activities	3,117	2,386
Net Cash Used In Investing Activities	(154)	(262)
Investing activities excluded from Free Cash Flow
Change in Loans and Notes Receivable	(3)	2
Financing activities included in Free Cash Flow
Repayments of Gold Key Lease Financing	(434)	(478)

Free Cash Flow	2,526	1,648

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Table 3: Reconciliation of Financial Liabilities to Gross Industrial Debt and Net Industrial Debt

CHRYSLER GROUP LLC ($Mils)	Mar. 31, 2011	Dec. 31, 2010
Financial Liabilities	13,445	13,731
Less:
Gold Key Lease obligations
Short term asset-backed notes payable	(66)	(130)
Long term asset-backed notes payable	(45)	(43)
Gold Key Lease credit facility	(80)	(438)
Total Gold Key Lease obligations	(191)	(611)

Gross Industrial Debt	13,254	13,120
Less: Cash \3	(9,877)	(7,347)

Net Industrial Debt	3,377	5,773

\3	Cash includes Cash and Cash Equivalents

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, including, but not limited to: the effective implementation of the Chrysler Group LLC 2010 – 2014 Business Plan outlined on November 4, 2009, including successful vehicle launches; industry SAAR levels; continued economic weakness, especially in North America, including continued high unemployment levels and limited available financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from the natural disasters in Japan in March 2011; our ability to realize benefits from our industrial alliance with Fiat; and the completion of our refinancing transactions in the anticipated time frame. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made. Further details of potential risks that may affect Chrysler Group are described in Chrysler Group’s From 10 filed with the SEC.

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About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 from a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, Mopar and Fiat vehicles and products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899.

Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300, Jeep Wrangler, Dodge Challenger and Ram 1500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.

Contacts:
Media Inquiries	Investor Relations

Gualberto Ranieri	Tim Krause
248.512.2226	248.512.2923

Shawn Morgan
248.512.2692

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